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                                                                    EXHIBIT 5.1

              [Heller, Ehrman, White & McAuliffe Letterhead]

                            May 31, 1996

Seattle FilmWorks, Inc.
1260 16th Avenue West
Seattle, Washington 98119-3401

         Re: Registration Statement on Form S-3
             ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to Seattle FilmWorks, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, relating to the proposed sale by certain shareholders of the Company (the "Selling Shareholders") of up to 1,610,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), which includes 210,000 shares that may be offered upon exercise of an option granted to the underwriters to cover overallotments, if any.

     We have based our opinion and have relied upon our review of the following records, documents, instruments and certificates:

     a.     the Articles of Incorporation of the Company;

     b.     the Bylaws of the Company;

     c. records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors relating to the issuance of the Shares; and

     d. a certificate of an officer of the Company regarding receipt of full payment for all outstanding shares of Common Stock of the Company and confirming that all shares of Common Stock issued after May 8, 1986 were issued exclusively pursuant to and within the number of shares authorized for issuance under the Company's Incentive Stock Option Plan, 1987 Stock Option Plan and 1993 Employee Stock Purchase Plan.

     In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all

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Seattle Filmworks, Inc.
May 31, 1996
Page 2

signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as Exhibit
5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Heller, Ehrman, White & McAuliffe